UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 13, 2017

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

SW Illinois Senior Housing Portfolio Purchase Agreement

On March 13, 2017, we, through GAHC4 SW Illinois Senior Housing Portfolio, LLC, our wholly owned subsidiary, entered into a Purchase and Sale Agreement, or the Purchase Agreement, with A&M Property Holding, LLC, or seller, and Garden Place, LLC, or operator, for the purchase of certain Real Property Assets, as defined in the Purchase Agreement, in connection with five senior housing facilities located in Columbia, Millstadt, Red Bud and Waterloo, Illinois, or collectively, SW Illinois Senior Housing Portfolio, for an aggregate purchase price of $31,800,000, plus closing costs. SW Illinois Senior Housing Portfolio, consisting of approximately 154,000 square feet of gross leasable area and 229 units, offers assisted living and independent living services and is currently approximately 94% occupied. We are not affiliated with seller or operator.

The material terms of the Purchase Agreement include: (i) a due diligence period of 45 days from the effective date of the Purchase Agreement; (ii) an earnest money deposit of $700,000 due within three business days after execution and delivery of the Purchase Agreement, which shall be applied to the purchase price or disbursed in accordance with the terms of the Purchase Agreement; (iii) a closing date to take place 30 days following the expiration of the due diligence period; provided, however, that if the conditions precedent in the Purchase Agreement have not been satisfied or waived as specified in the Purchase Agreement, the closing date shall be extended to 10 days after the satisfaction or waiver of such conditions precedent; provided further, however, that the closing date shall be on the first day of a calendar month, as set forth in the Purchase Agreement; (iv) a reduction of the purchase price in the event certain circumstances occur prior to closing, as detailed in the Purchase Agreement; (v) a provision whereby Chicago Title Insurance Company, as title insurer, shall hold back a certain sum from the purchase price to be placed in escrow for a period beginning on the closing date and expiring on the date that is 12 months after the closing date, or the indemnity holdback, which funds shall be distributed in accordance with the terms of the Purchase Agreement; (vi) our right to terminate the Purchase Agreement, for any reason or no reason at all, at any time prior to the expiration of the due diligence period upon written notice, in which case the earnest money deposit shall be returned to us; (vii) seller’s right, as its sole and exclusive remedy, to either waive our default or CSL-Illinois I, LLC’s, or CSL (the future operator of SW Illinois Senior Housing Portfolio), default and proceed to closing or terminate the Purchase Agreement, in which case seller shall be entitled to receive the earnest money deposit as liquidated damages, in the event of our default or in the event CSL defaults under its separate operations transfer agreement, or OTA, with operator relating to the transition of SW Illinois Senior Housing Portfolio’s operations from operator to CSL, to which we are not a party; (viii) our right, at our sole discretion, to either (a) waive seller’s default and proceed to closing, (b) terminate the Purchase Agreement, in which case we shall receive a return of the earnest money deposit and seller shall reimburse us and CSL for the lesser of each of our out of pocket costs, including reasonable attorneys’ fees, or a certain specified sum, (c) seek specific performance, or (d) extend the closing date for up to 30 days to permit seller to remedy any such default, in the event of seller’s default under the Purchase Agreement or OTA; provided, however, that in the event of seller’s willful or intentional default, we shall have the right to pursue any and all rights and remedies available in law or in equity in addition to the foregoing remedies; (ix) our right, in our sole and absolute discretion, to either (a) waive any unsatisfied conditions and proceed to closing, (b) suspend the closing date for a period of time as we shall reasonably determine to allow for all conditions precedent to be satisfied, or (c) terminate the Purchase Agreement, in which case the earnest money deposit shall be returned to us, in the event any conditions precedent have not been satisfied as of closing; provided, however, that seller and operator shall reimburse us and CSL for the lesser of each of our out of pocket costs, including reasonable attorneys’ fees, or a certain specified sum, in the event we terminate the Purchase Agreement due to seller or operator’s failure to satisfy certain conditions precedent, as specified in the Purchase Agreement; (x) seller’s right, in its sole and absolute discretion, to either waive any unsatisfied conditions and proceed to closing or suspend the closing date for a period of time as seller shall reasonably determine to allow for all conditions precedent to be satisfied; provided, however, that seller may terminate the Purchase Agreement, and in some cases receive the earnest money deposit as liquidated damages, in the event certain of our or CSL’s conditions precedent in the Purchase Agreement or OTA, as applicable, have not been met as of closing, as detailed further in the Purchase Agreement; and (xi) provisions stating that if any conditions precedent have not been satisfied as of the closing date with respect to some of the facilities, we or seller, as applicable, shall make one election for all facilities such that this transaction shall close in whole and not in part, unless provided otherwise in the Purchase Agreement. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

We intend to finance the purchase of SW Illinois Senior Housing Portfolio from funds raised through our initial public offering and debt financing. We also anticipate paying an acquisition fee based on the purchase price of the property to our advisor in connection with the acquisition of such property, as described in the prospectus for our initial public offering. We anticipate closing this acquisition in the second quarter of 2017; however, we can give no assurance that the closing will occur within this timeframe, or at all. The potential acquisition of SW Illinois Senior Housing Portfolio is subject to substantial conditions to closing.

SW Illinois Senior Housing Portfolio Closing Agreement

On March 13, 2017, in connection with the execution of the Purchase Agreement, we, through GAHC4 SW Illinois Senior Housing Portfolio, LLC, entered into a Closing Agreement with CSL.

The material terms of the Closing Agreement include: (i) an agreement with CSL that certain documents be executed and delivered by each party in connection with the consummation of the closing under the Purchase Agreement; (ii) an agreement that each party shall be solely responsible for all costs, fees and expenses incurred in connection with each party’s respective due diligence; (iii) CSL’s obligation, and by its joinder to the Closing Agreement, Compass Senior Living, LLC’s (as CSL’s manager) obligation, to indemnify us from and against claims arising as a result of or in connection with certain circumstances, as specified in the Closing Agreement; provided, however, that in the event the closing does not occur under the Purchase Agreement or OTA due to CSL’s default under the Purchase Agreement, OTA or Closing Agreement, and as a result of such default, seller receives or is entitled to receive the earnest money deposit we funded or such other amount that we have paid or are required to pay to seller, or the forfeited funds, then CSL shall indemnify us for an amount equal to the forfeited funds, plus our out of pocket expenses incurred in connection with the transaction, or the Griffin Expenses, plus an amount equal to our actual cost to collect said amounts, if any; (iv) our obligation to indemnify CSL from and against claims arising as a result of or in connection with certain circumstances, as specified in the Closing Agreement; provided, however, that in the event the closing does not occur under the Purchase Agreement or OTA as a result of our default under the Purchase Agreement, OTA or Closing Agreement, and as a result of such default, operator or CSL terminates the OTA, then we shall pay to CSL an amount equal to CSL’s out of pocket expenses incurred in connection with the transaction, or the CSL Expenses, plus an amount equal to CSL’s actual cost to collect said amounts, if any; (v) our obligation to enforce our rights under the Purchase Agreement to recover the Griffin Expenses and CSL Expenses in the event the closing does not occur under the Purchase Agreement or OTA as a result of seller or operator’s default; (vi) provisions relating to the pursuit of claims against the indemnity holdback and disbursement of funds recovered therefrom; (vii) a requirement that neither party shall modify or amend the Purchase Agreement or OTA without the prior written consent of the other party; and (viii) our obligation to assume CSL’s obligations under the OTA and indemnify CSL for any liability arising under the OTA following said assumption in the event CSL notifies us in writing of its termination of the Closing Agreement and we do not elect to terminate the Purchase Agreement, subject to the terms of the Closing Agreement; provided, however, that CSL may not terminate the OTA without our prior written consent if, as a result of such termination, the earnest money deposit or any portion thereof would become nonrefundable to us.

The material terms of the agreements discussed above are qualified in their entirety by the Purchase Agreement and Closing Agreement attached as Exhibits 10.1 through 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 13, 2017, we acquired Reno MOB from Arlington Medical Properties, LLC, an unaffiliated third party, for $66,250,000, plus closing costs. We financed the purchase of Reno MOB using cash on hand and borrowings under our revolving line of credit with Bank of America, N.A. and KeyBank, National Association. In connection with the acquisition of Reno MOB, we paid to Griffin-American Healthcare REIT IV Advisor, LLC, our advisor, a base acquisition fee of approximately $1,491,000, or 2.25% of the contract purchase price of Reno MOB. Additionally, as described more fully in the prospectus for our initial public offering, we have accrued for a contingent advisor payment of approximately $1,491,000, or 2.25% of the contract purchase price of the property, which shall be paid to our advisor, subject to the satisfaction of certain conditions.

Reno MOB is a six-story medical office building located in Reno, Nevada that consists of approximately 191,000 square feet and is currently 100% leased to seven tenants, the largest of which is Prime Healthcare Services – Reno, LLC. Medical services provided at Reno MOB include wellness services, physical therapy, obstetrics and gynecology, oncology, radiology, women’s health, neurology, bariatrics and internal medicine.

Item 8.01 Other Events.

On March 17, 2017, American Healthcare Investors, LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our acquisition of Reno MOB. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC, A&M Property Holding, LLC and Garden Place, LLC, dated March 13, 2017
10.2	Closing Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC and CSL Illinois I, LLC, dated March 13, 2017
99.1	American Healthcare Investors, LLC Press Release, dated March 17, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

March 17, 2017	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC, A&M Property Holding, LLC and Garden Place, LLC, dated March 13, 2017
10.2	Closing Agreement by and between GAHC4 SW Illinois Senior Housing Portfolio, LLC and CSL Illinois I, LLC, dated March 13, 2017
99.1	American Healthcare Investors, LLC Press Release, dated March 17, 2017